Exhibit 5.1
March 31, 2010
Cardtronics, Inc.
3250 Briarpark Drive, Suite 400
Houston, Texas 77042
Re: Registration Statement on Form S-3 (the “Registration Statement”)
Ladies and Gentlemen:
     We have acted as counsel for Cardtonics, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with (i) the proposed secondary offering, pursuant to that certain Underwriting Agreement, dated March 30, 2010 (the “Underwriting Agreement”), by and among the Company, the several selling stockholders named therein (the “Selling Stockholders”) and the several underwriters named therein (the “Underwriters”) for an aggregate of 7,000,000 shares (the “Firm Securities”) of Common Stock, par value $0.0001 per share, of the Company (the “Securities”) and, at the option of the Underwriters, an aggregate of not more than 1,050,000 additional shares (the “Optional Securities”) of the Securities and (ii) the various legal matters relating to the Firm Securities and Optional Securities.
     In rendering the opinions set forth below, we have examined (i) the registration statement on Form S-3 (File No. 333-164395) with respect to the Firm Securities and Optional Securities being offered by the Selling Stockholders (the “Registration Statement”); (ii) the prospectus dated March 11, 2010 (the “Prospectus”) included in the Registration Statement; (iii) the prospectus supplement dated March 30, 2010 (the “Prospectus Supplement”); (iv) the Second Amended and Restated Bylaws of the Company, dated as of December 14, 2007; (v) the Underwriting Agreement; (vi) resolutions of the Board of Directors of the Company dated on January 18, 2010 and the pricing committee thereof dated March 30, 2010; and (vii) such other certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed.
     In connection with this opinion, we have assumed that all Firm Securities and Optional Securities, as the case may be, will be issued and sold in compliance in the manner stated in the Registration Statement and the applicable Prospectus.
     Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the Firm Securities and Optional Securities to be sold by the Selling Stockholders in accordance with terms of the Underwriting Agreement, have been validly issued by the Company and are fully paid and non-assessable, except as described in the Prospectus Supplement and the Prospectus.
The opinions expressed herein are qualified in the following respects:
     A. We have assumed, without independent verification, that the certificates for the Firm Securities and Optional Securities, as the case may be, will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the shares of Common Stock.
     B. We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

     C. This opinion is limited in all respects to the federal laws of the United States, the Delaware General Corporate Law Act and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein. For purposes of this opinion, we assume that the Firm Securities or Optional Securities, as the case may be, will be issued in compliance with all applicable state securities or blue sky laws.
We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Current Report on Form 8-K of the Company dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our Firm under the heading “Legal Matters” in the Prospectus Supplement and the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.
Vinson & Elkins L.L.P.